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                                                                   ExhibiT 10.26
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                           NEGATIVE PLEDGE AGREEMENT

     This Negative Pledge Agreement is made as of July 16, 1998, by and between SILICON VALLEY BANK, a California-chartered bank with its principal place of business at 3003 Tasman Drive, Santa Clara, CA 95054 and with a loan production office located at Wellesley Office Park, 40 William Street, Suite 350, Wellesley, MA 02181, doing business under the name Silicon Valley East ("Bank"), and TRANSWITCH CORPORATION, a Delaware corporation with its principal place of business at 3 Enterprise Drive, Shelton, Connecticut 06484 ("Borrower").

In connection with the Loan Documents (as that term is defined in the Commitment Letter between Borrower and Bank dated July 1, 1993, as amended) concurrently being executed between Borrower and Bank, Borrower agrees as follows:

1. Borrower shall not, without Bank's prior written consent which consent shall not be unreasonably withheld, sell, transfer, or assign other than in the ordinary course of business mortgage, pledge, lease, grant a security interest in, or encumber any of Borrower's property, including, without limitation, the following:

     (a) All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

     (b) All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above;

     (c) All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks, service marks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

     (d) All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower;
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     (e)  All documents, cash, deposit accounts, securities, investment property, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Borrower's Books relating to the foregoing;

     (f) All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired all claims for damages by way of any past, present and future infringement of any of the foregoing; and

     (g) All Borrower's Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

2. It shall be an event of default under the Loan Documents between Borrower and Bank if there is a breach of any terms of this Negative Pledge Agreement.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as a sealed instrument as of the date first set forth above.

"Borrower"                              "Bank"

TRANSWITCH CORPORATION                  SILICON VALLEY BANK, doing business
                                        as SILICON VALLEY EAST

By: /s/ Michael F. Stauff               By:
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   Michael F. Stauff, SVP & Treasurer        William R. Howell, AVP